UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On July 8, 2025, BitMine Immersion Technologies, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Ethereum Tower LLC (the “Consultant”) to provide consulting services to the Company in accordance with a defined ETH Treasury Strategy (the “ETH Treasury Strategy”). Under this arrangement, the Consultant is responsible for selecting and engaging operational partners to provide digital asset management and related services, including but not limited to trading, staking, decentralized finance activities, and other opportunity-seeking strategies, with the primary objective of accumulating and increasing the Company’s holdings of Ethereum (“ETH”) over time.

The assets subject to this Agreement (the “Treasury Assets”) consist of the net proceeds from the Cash Offering (defined below) and the Cryptocurrency Offering (defined below) as well as any other cash or digital assets designated by the Company as part of its treasury. These assets are held in cryptocurrency wallets owned by a wholly owned, bankruptcy-remote subsidiary of the Company (the “Subsidiary LLC”), with custody maintained by a third-party custodian or wallet provider acceptable to the Company. The operational partners engaged by the Consultant will be granted “trade-only access” to the Treasury Assets, meaning they may execute trades and transactions within the ETH ecosystem but do not have authority to withdraw or transfer assets out of the ETH ecosystem. The Company retains ultimate control and oversight of the assets and can monitor all activity.

The Consultant is compensated according to a management fee schedule, and the Company is responsible for all reasonable and documented expenses related to the operation of the Treasury, including custodial, banking, brokerage and transaction fees. The operational partners engaged by the Consultant are authorized to engage in a broad range of digital asset activities, including swaps, staking, restaking, value farming, hedging and other decentralized finance operations, provided these activities are in furtherance of the ETH Treasury Strategy. The Consultant does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Consulting Agreement has an initial term of ten years and may be renewed for additional periods as mutually agreed in writing by the Company and the Consultant. Termination by the Company prior to the end of the term results in a contractual obligation to pay the Consultant a significant portion of the remaining fees as liquidated damages. The Consultant may terminate the Consulting Agreement at any time for any reason.

The Consultant is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets, except for the direct withdrawal of fees as provided in the Agreement. The Consultant may provide similar services to other clients, and the Consultant or its affiliates may engage in transactions for their own accounts. The Consulting Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of New York.

This arrangement is intended to provide the Company with professional management of its digital asset treasury, with a focus on maximizing ETH accumulation and value accretion, while maintaining robust controls and oversight over the Company’s digital assets.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Strategic Advisor Agreement

On July 8, 2025, the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Ethereum Tower Instant LLC (the “Strategic Advisor”) pursuant to which the Company engaged the Strategic Advisor to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for a term of six months, which may be extended by mutual written agreement of the Company and Strategic Advisor. Either the Company or Strategic Advisor may terminate the Strategic Advisor Agreement upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreement. As compensation for services rendered by the Strategic Advisor under the Strategic Advisor Agreement, the Company will issue Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase an amount of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares of Common Stock underlying the Strategic Advisor Warrants, the “Strategic Advisor Warrants Shares”) equal to five percent of the aggregate number of shares of Common Stock of the Company on a fully diluted basis, including all outstanding shares and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities as of the close of business on July 8, 2025. The exercise price per share of the Strategic Advisor Warrants shall be set at a price equal to $5.40. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time, for a period of five years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

The Strategic Advisor Warrants and the Strategic Advisor Warrant Shares are being offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description of the Strategic Advisor Agreement and Strategic Advisor Warrants do not purport to be complete and is qualified in its entirety by reference to the full texts of the Strategic Advisor Agreement and the Strategic Advisor Warrants, copies of which are attached hereto as Exhibit 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

As previously disclosed in the Company’s Current Report on Form 8-K dated July 3, 2025, the Company commenced a private placement offering (the “Cash Offering”) pursuant to securities purchase agreements (the “Cash Securities Purchase Agreements”) entered into with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue shares of Common Stock and pre-funded warrants (“Pre-Funded Warrants”) to the Cash Purchasers. Pursuant to the Cash Securities Purchase Agreements, on July 8, 2025, the Company sold an aggregate of (i) 36,309,592 shares of Common Stock at an offering price of $4.50 per share, and (ii) Pre-Funded Warrants to purchase up to an aggregate of 11,006,444 shares of Common Stock at an offering price of $4.4999 per Pre-Funded Warrant (the “Cash Closing”). In the Cash Offering, the Cash Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock and Pre-Funded Warrants.

Additionally, as previously disclosed in the Company’s Current Report on Form 8-K dated July 3, 2025, the Company commenced a private placement offering (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offerings”) pursuant to securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) entered into with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue shares of Common Stock to the Cryptocurrency Purchasers. Pursuant to the Cryptocurrency Securities Purchase Agreements, on July 8, 2025, the Company sold an aggregate of 8,804,122 shares of Common Stock at an offering price of $4.50 per share (the “Cryptocurrency Closing,” and together with the Cash Closing, the “Closings”). In the Cryptocurrency Closing, the Cryptocurrency Purchasers tendered ETH or BTC (as such terms are defined in the Cryptocurrency Securities Purchase Agreements) as consideration for the Common Stock.

ThinkEquity LLC acted as the sole placement agent in connection with the Offerings and in connection therewith the Company issued ThinkEquity LLC 1,231,945 placement agent warrants, each to purchase one share of Common Stock at an exercise price of $5.40 per share (the “Placement Agent Warrants”) pursuant to the terms of the Placement Agency Agreement, dated as of June 27, 2025 by and between the Company and ThinkEquity LLC.

The material terms of the Pre-Funded Warrants, Placement Agent Warrants, Placement Agency Agreement, Cash Securities Purchase Agreement, Cryptocurrency Securities Purchase Agreement, and the Registration Rights Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2025, which description is incorporated by reference herein. The form of the Pre-Funded Warrant, the form of Placement Agent Warrant, the Placement Agency Agreement, the form of Cash Securities Purchase Agreement, the form of Cryptocurrency Securities Purchase Agreement, and the form of Registration Rights Agreement are attached as Exhibits 4.1, 4.2, 10.3, 10.1, 10.2, and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2025.

The information contained above in Item 1.01 relating to the issuance of the Strategic Advisor Warrant Shares is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events

On July 9, 2025, the Company issued a press release (the “Press Release”) announcing the Closings. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Number	Description
4.1	Form of Strategic Advisor Warrant.
10.1	Consulting Agreement, dated July 8, 2025, by and between Bitmine Immersion Technologies, Inc. and Ethereum Tower LLC.
10.2	Strategic Advisor Agreement, dated July 8, 2025, by and between Bitmine Immersion Technologies, Inc. and Ethereum Tower Instant LLC.
99.1	Press Release, dated July 9, 2025.
104	Cover Page Interactive Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BitMine Immersion Technologies, Inc.

Dated: July 9, 2025	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer